Exhibit 99.1

ESSEX RENTAL CORP. TO ACQUIRE COAST CRANE COMPANY

Transaction Highlights

•	Bare Rental Business Model with Medium- to Long-Duration Leases and Medium- to Long-Lived Assets
•	Extends Essex’s Geographic Presence in Western U.S.
•	Expands Product and Service Offering and Leverages Complimentary Customer Base
•	Consistent with Essex Experiencing Improving Market Trends
•	Expected to be Accretive to 2011 Free Cash Flow per Share and Net Asset Value per Share
•	Essex Schedules Conference Call for Wednesday, November 17, 2010

BUFFALO GROVE, IL – November 11, 2010 – Essex Rental Corp. (Nasdaq: ESSX; ESSXW; ESSXU) ("Essex") today announced that it was recognized as the successful bidder to acquire, out of bankruptcy, the assets of privately held Coast Crane Company (“Coast”).  Coast, which was founded in 1970 and is based in Seattle, Washington, is a leading provider of crane rental services and specialty lifting solutions on the West Coast.  As previously announced by Essex, Coast filed a voluntary petition for relief under the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Western District of Washington on September 22, 2010 and placed its assets for sale pursuant to Section 363 of the United States Bankruptcy Code.

Essex will pay approximately $80 million for Coast’s assets, approximately $48 million of which will be financed by a new, fully-committed credit facility for the acquired business, and assume certain of Coast’s liabilities.  The acquisition price reflects a significant discount to the replacement value of Coast’s assets.  The transaction has been approved by Essex’s Board of Directors and is expected to close by the end of this year.  Closing is subject to customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval by the U.S. Bankruptcy Court.

Following the closing, Essex will operate the acquired business through a new, wholly-owned subsidiary to be named Coast Crane Company, independent of Essex’s existing operating business, Essex Crane Rental Corp. (“Essex Crane”).  Coast’s management team is led by Dan Goodale.

For the twelve months ended September 30, 2010, Coast generated revenues of approximately $85 million, based on Coast’s (unaudited) financial information for such period.  Essex expects the operations of the acquired business to be meaningfully accretive to Essex’s 2011 free cash flow per share and net asset value per share.

Ron Schad, President and Chief Executive Officer of Essex, commented, “We believe that the acquisition of Coast will deliver a variety of strategic and economic benefits to Essex.  Essex Crane and Coast share the same bare rental business model characterized by medium- to long-duration leases.  The asset mix of both companies is primarily comprised of assets with long economic lives, ranging from 10 to over 30 years, which supports the Return on Capital business model under which our companies operate.  Coast has earned a reputation for quality and dependability over its 40-year history, and we look forward to partnering with Dan and his team to grow and enhance our operations.”

“Strategically, Coast will broaden our product offering to include rough terrain cranes, a wide range of self-erecting and stationary tower cranes, elevators and hoists, boom truck cranes and other lifting equipment used in heavy construction.  We have no asset overlap, but instead, Coast’s assets are contiguous and complementary to our fleet of crawler cranes.  The introduction of a broader product and service portfolio will allow us to leverage the meaningful customer and project overlap of that the two companies share, and drive higher asset utilization.  The acquisition also expands Essex’s geographic reach into Western North America, Alaska, Hawaii, Guam and the South Pacific where Coast has well-established customer relationships and a strong brand name.  These new markets complement Essex’s existing national footprint, building on its strong presence in the southeast, and Gulf coast, and our growing presence in the northeast and the mid-Atlantic.”

Dan Goodale, CEO of Coast, added, “Throughout the reorganization process we have conducted business as usual, remaining focused on our customers while providing them with the industry’s best products and services, and working diligently to support all of our employees.  With the reorganization under Chapter 11 behind us, we will be positioned to execute on our strategy and fully intend to capitalize on the improving market conditions and grow our market position while remaining focused on our customers’ needs, and generating sustainable value over the long-term.  Additionally, I believe the prospect of drawing upon the highly qualified people and best practices found at both Coast and Essex will provide opportunities for growth for all of our employees while increasing our ability to better serve our customers."

On October 29, 2010, Essex entered into subscription agreements providing for the sale of an aggregate of 3,300,000 shares of the Company’s common stock at a price of $4.30 per share, generating gross proceeds of $14,190,000, in a private offering.  Closing of the private offering and issuance of the common shares are contingent upon the closing of the Coast acquisition. Proceeds from the private offering, along with cash on hand, will be used to help fund the cash portion of the purchase price for Coast’s assets.

Additional information regarding the acquisition of Coast Crane will be available in a Form 8-K filing by Essex on or about November 17, 2010.  These filings will be available at the Securities and Exchange Commission’s web site, www.sec.gov, and at the “Investor Relations” section of Essex’s web site at www.essexcrane.com.

Conference Call to Further Discuss Acquisition

Essex’s management team will conduct a conference call to discuss the acquisition of Coast on November 17, 2010 at 9:00 a.m. ET.  Interested parties may participate in the call by dialing 1 (800) 585-5263 (Domestic) and (706) 902-1803 (International), conference ID# 24883955.  Please call in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. Acquisition of Coast Crane call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexcrane.com.  To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the website.

About Coast Crane Company

Founded in 1970, Coast Crane Company has grown to become the market leader for innovative lifting solutions throughout Western North America, Alaska, Hawaii, Guam and the South Pacific.  The Company provides both used and new equipment including rough terrain cranes, boom trucks, tower cranes, and other lifting equipment.  Products are rented and sold through a regional network including 13 branch locations and covering over 3,000 customer accounts.  Coast Crane enjoys strong working partnerships with the leading crane and lifting manufacturers in the U.S. and has a dedicated and unparalleled customer service and support team.

About Essex Rental Corp.

Headquartered outside of Chicago, Essex, through its subsidiary, Essex Crane Rental Corp., is one of North America's largest providers of lattice-boom crawler crane and attachment rental services.  With over 350 cranes and attachments in its fleet, Essex supplies cranes for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex, Coast and their respective representatives are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex, Coast and their respective management teams and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements.  Important factors that could cause actual results to differ materially from Essex’s or Coast’s expectations include, without limitation, the continued ability of Essex and Coast to successfully execute their respective business plans, the possibility of a change in demand for the products and services that Essex provides (through its subsidiary, Essex Crane) and that Coast provides, the failure to obtain Bankruptcy Court approval of the Coast acquisition, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexcrane.com.  The factors listed here are not exhaustive.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

CONTACT:	-OR-	INVESTOR RELATIONS:
Essex Rental Corp.		The Equity Group Inc.
Martin Kroll		Melissa Dixon
Chief Financial Officer		Senior Account Executive
(847) 215-6502 / mkroll@essexcrane.com		(212) 836-9613 / mdixon@equityny.com
Devin Sullivan
Senior Vice President
(212) 836-9608 / dsullivan@equityny.com